UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant
On April 3, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Fortegra Financial Corporation (the “Company”) and Johnson Lambert LLP (“Johnson Lambert”) mutually agreed that Johnson Lambert would not be re-appointed as the Company's independent registered public accounting firm upon completion of the earlier of (i) Johnson Lambert's review of the Company's consolidated financial statements for the three-months ending June 30, 2013 and (ii) the engagement of a new independent registered public accounting firm. On March 29, 2013, the Company determined that the Audit Committee would conduct a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Johnson Lambert's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Johnson Lambert's report on the Company's internal control over financial reporting as of December 31, 2012 expressed an adverse opinion on the Company's internal control over financial reporting due to material weaknesses.

Except as set forth below, during the years ended December 31, 2012 and December 31, 2011, and through March 29, 2013, (i) there have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Johnson Lambert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Johnson Lambert would have caused Johnson Lambert to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In its report on the audit of the Company's internal control over financial reporting as of December 31, 2012 (the “Internal Controls Report”), Johnson Lambert expressed an adverse opinion on the Company's internal control over financial reporting due to material weaknesses. The material weakness relating to reporting of retrospective commissions in the Company's Payment Protection Segment arose out of disagreements, subsequently resolved, between the Company and Johnson Lambert relating to the documentation supporting estimation processes and related accrual balances. The material weakness did not result in any accounting errors for retrospective commissions in prior periods. Johnson Lambert and the Audit Committee discussed the disagreements and the Company authorized Johnson Lambert to respond fully to the inquiries of any successor accountant concerning the subject matter of such disagreements. As noted above, Johnson Lambert's report on the Company's consolidated financial statements for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles

The Company has provided Johnson Lambert with a copy of this Form 8-K and requested that Johnson Lambert provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Johnson Lambert agrees with the statements related to them made by the Company in this report. A copy of Johnson Lambert's letter, dated April 3, 2013, is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

16.1 Letter of Johnson Lambert LLP dated April 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: April 4, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Johnson Lambert LLP dated April 3, 2013.